CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
PLUS due 2025	$3,860,000	$421.13

Morgan Stanley Finance LLC	November 2020 Pricing Supplement No. 5,247 Registration Statement Nos. 333-250103; 333-250103-01 Dated November 19, 2020 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

PLUS Based on the Value of an Equally Weighted Basket Consisting of an Exchange-Traded Fund and an Index due November 24, 2025

Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket. However, if the basket has depreciated in value, investors will lose 1% for every 1% decline in the value of the basket over the term of the PLUS. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Accordingly, you may lose your entire investment. These long-dated PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income in exchange for the leverage feature. Investors may lose their entire initial investment in the PLUS. The PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These PLUS are not secured obligations, and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	November 24, 2025
Original issue price:	$1,000 per PLUS
Stated principal amount:	$1,000 per PLUS
Pricing date:	November 19, 2020
Original issue date:	November 24, 2020 (3 business days after the pricing date)
Aggregate principal amount:	$3,860,000
Interest:	None
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
Shares of the Utilities Select Sector SPDR® Fund (the “XLU Shares”)		XLU UP	50%	$63.53	0.787029750
NASDAQ-100 Index® (the “NDX Index”)		NDX	50%	11,985.43	0.004171732
We refer to the XLU Shares as the underlying shares, and the NDX Index as the underlying index and, together with the underlying shares, as the basket components.
Payment at maturity (per PLUS):

▪ If the final basket value is greater than the initial basket value:

$1,000 + the leveraged upside payment

▪ If the final basket value is less than or equal to the initial basket value:

($1,000 x basket performance factor)

Under these circumstances, the payment at maturity will be less than or equal to the stated principal amount of $1,000.

Leveraged upside payment:	$1,000 × leverage factor × basket percent change
Leverage factor:	124%
Basket percent change:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	Final basket value / initial basket value
Maximum payment at maturity:	None
Initial basket value:	100, which is equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components, each of which was determined on the pricing date.
Final basket value:	The basket closing value on the valuation date.
Valuation date:	November 19, 2025, subject to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events.
Basket closing value:	The basket closing value on any day is the sum of the products of (i) the basket component closing value of each of the basket components and (ii) the applicable multiplier for such basket component on such date.
Basket component closing value:	In the case of the underlying index, the index closing value as published by the index publisher. In the case of the underlying shares, the closing price of one share of the underlying shares times the adjustment factor for the underlying shares.
Multiplier:	The multipliers were set on the pricing date based on each basket component’s respective initial basket component value so that each basket component represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the PLUS. See “Basket—Multiplier” above.
Adjustment factor:	With respect to the underlying shares, 1.0, subject to adjustment for certain events affecting the underlying shares.
Listing:	The PLUS will not be listed on any securities exchange.
CUSIP / ISIN:	61771EJQ2 / US61771EJQ26
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$907.00 per PLUS. See “Investment Overview” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per PLUS	$1,000	$32.50	$967.50
Total	$3,860,000	$125,450	$3,734,550

(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $32.50 for each PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)	See “Use of proceeds and hedging” on page 19.

The PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 5.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the PLUS” and “Additional Information About the PLUS” at the end of this document.

References to “we,” “us,” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2020     Index Supplement dated November 16, 2020     Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of an Exchange-Traded Fund and an Index due November 24, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

The PLUS Based on the Value of an Equally Weighted Basket Consisting of an Exchange-Traded Fund and an Index due November 24, 2025 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the basket that enhances returns for any positive performance of the basket

▪	To enhance returns and potentially outperform the basket in a bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment while using fewer dollars by taking advantage of the leverage factor

The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	5 years
Leverage factor:	124%
Minimum payment at maturity:	None. You could lose your entire initial investment in the PLUS.
Maximum payment at maturity:	None
Basket weighting:	50% for the XLU Shares and 50% for the NDX Index
Interest:	None

The original issue price of each PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the PLUS, which are borne by you, and, consequently, the estimated value of the PLUS on the pricing date is less than $1,000. We estimate that the value of each PLUS on the pricing date is $907.00.

What goes into the estimated value on the pricing date?

In valuing the PLUS on the pricing date, we take into account that the PLUS comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the PLUS?

In determining the economic terms of the PLUS, including the leverage factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the PLUS?

The price at which MS & Co. purchases the PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the PLUS and, if it once chooses to make a market, may cease doing so at any time.

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Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of an Exchange-Traded Fund and an Index due November 24, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The PLUS offer leveraged exposure to any positive performance of the basket. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket. However, if the basket has depreciated in value, investors will lose 1% for every 1% decline in the value of the basket over the term of the PLUS. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the PLUS. All payments on the PLUS are subject to our credit risk.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for any potential positive performance relative to a direct investment in the basket.
Upside Scenario	The basket increases in value, and, at maturity, the PLUS redeem for the stated principal amount of $1,000 plus 124% of the basket percent change.
Par Scenario	The final basket value is equal to the initial basket value. In this case, you receive the stated principal amount of $1,000 at maturity.
Downside Scenario	The basket declines in value, and, at maturity, the PLUS redeem for less than the stated principal amount by an amount proportionate to the decline in the value of the basket over the term of the PLUS. For example, if the final basket value is 30% less than the initial basket value, the PLUS will redeem at maturity for a loss of 30% of the principal at $700, or 70% of the stated principal amount. There is no minimum payment at maturity on the PLUS, and you could lose your entire investment.

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Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of an Exchange-Traded Fund and an Index due November 24, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	124%
Minimum payment at maturity:	None

PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 124% of the appreciation of the basket over the term of the PLUS.

▪	If the basket appreciates 2%, the investor would receive a 2.48% return, or $1,024.80 per PLUS.

▪	Par Scenario. If the final basket value is equal to the initial basket value, the investor would receive the $1,000 stated principal amount.

▪	Downside Scenario. If the final basket value is less than the initial basket value, the investor would receive an amount that is less than the $1,000 stated principal amount, based on a 1% loss of principal for each 1% decline in the value of the basket. Under these circumstances, the payment at maturity will be less than the stated principal amount per PLUS. There is no minimum payment at maturity on the PLUS.

▪	If the basket depreciates 60%, the investor would lose 60% of their principal and receive only $400 per PLUS at maturity, or 40% of the stated principal amount.

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Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of an Exchange-Traded Fund and an Index due November 24, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

▪	The PLUS do not pay interest or guarantee return of any principal. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each PLUS by an amount proportionate to the full decline in the value of the basket over the term of the PLUS. There is no minimum payment at maturity on the PLUS, and, accordingly, you could lose your entire initial investment in the PLUS.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the PLUS in the secondary market, including: the value, volatility and dividend yield of the basket components, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the PLUS will be affected by the other factors described above. You may receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

▪	The PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the PLUS. You are dependent on our ability to pay all amounts due on the PLUS at maturity and therefore you are subject to our credit risk. The PLUS are not guaranteed by any other entity. If we default on our obligations under the PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Changes in the values of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when the value of one basket component increases, the value of the other basket component may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of the other basket component.

▪	Investing in the PLUS exposes investors to risks associated with investments with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the PLUS is linked to the performance of the XLU Shares, an investment in the PLUS exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are

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Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of an Exchange-Traded Fund and an Index due November 24, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	Adjustments to the underlying shares or to the Utilities Select Sector Index could adversely affect the value of the PLUS. The investment adviser to the XLU Shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. Pursuant to its investment strategy or otherwise, the investment adviser may add, delete or substitute the components of the underlying shares. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the PLUS. In addition, the publisher of the share underlying index is responsible for calculating and maintaining the share underlying index. The index publisher may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index. The index publisher may also discontinue or suspend calculation or publication of the share underlying index at any time. If this discontinuance or suspension occurs following the termination of the underlying shares, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index, and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the values of any of the underlying shares and, consequently, the value of the PLUS.

▪	The performance and market price of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the underlying shares. The underlying shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the underlying shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the underlying shares may impact the variance between the performances of the underlying shares and the share underlying index. Finally, because the shares of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the underlying shares may differ from the net asset value per share of the underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the underlying shares, and their ability to create and redeem shares of the underlying shares may be disrupted. Under these circumstances, the market price of the underlying shares may vary substantially from the net asset value per share of the underlying shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the underlying shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the underlying shares.  Any of these events could materially and adversely affect the price of the underlying shares and, therefore, the value of the PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the underlying shares on the valuation date, even if the underlying

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Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of an Exchange-Traded Fund and an Index due November 24, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the underlying shares.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the PLUS may be materially and adversely affected.

▪	Adjustments to the underlying index could adversely affect the value of the PLUS. The publisher of the underlying index can add, delete or substitute the stocks underlying such index, and can make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the PLUS. In addition, the index publisher may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index for such index that is comparable to the discontinued index and is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index for such index, the payment at maturity on the PLUS will be an amount based on the closing prices on the valuation date of the securities constituting the underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the underlying index last in effect prior to discontinuance of such index.

▪	Investing in the PLUS is not equivalent to investing in the basket components. Investing in the PLUS is not equivalent to investing directly in the basket components or any of the component stocks of the Utilities Select Sector Index or the NASDAQ-100 Index®. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or any of the component stocks of the Utilities Select Sector Index or the NASDAQ-100 Index®.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the PLUS in the original issue price reduce the economic terms of the PLUS, cause the estimated value of the PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the PLUS than those generated by others, including other dealers in the market, if they attempted to value the PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your PLUS in the secondary market (if any exists) at any time. The value of your PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

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Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of an Exchange-Traded Fund and an Index due November 24, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The PLUS will not be listed on any securities exchange and secondary trading may be limited. The PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the PLUS. MS & Co. may, but is not obligated to, make a market in the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because we do not expect that other broker dealers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the PLUS, it is likely that there would be no secondary market for the PLUS. Accordingly, you should be willing to hold your PLUS to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the PLUS. As calculation agent, MS & Co. will determine the initial basket component values, the multipliers and the final basket value, and will calculate the basket percent change and the amount of cash you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the basket component closing value in the event of a market disruption event or discontinuance of the underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s)” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the PLUS on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the PLUS (and possibly to other instruments linked to the basket components or component stocks of the Utilities Select Sector Index or the NASDAQ-100 Index®), including trading in the underlying shares or the stocks that constitute the Utilities Select Sector Index or the NASDAQ-100 Index® as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares or the stocks that constitute the Utilities Select Sector Index or the NASDAQ-100 Index® and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the values of the basket components on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪	The U.S. federal income tax consequences of an investment in the PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the PLUS as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the PLUS if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying product supplement for PLUS). We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term

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instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Basket Overview

The basket consists of shares of the Utilities Select Sector SPDR® Fund (“XLU Shares”) and the NASDAQ-100 Index® (the “NDX Index”) and offers exposure to price movements in U.S. equity markets.

Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR Trust (the “Trust”), a registered investment company. The Trust consists of nine separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Select Sector SPDR Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Utilities Select Sector SPDR® Fund is accurate or complete.

Utilities Select Sector Index. The Utilities Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes companies in the following industries: (i) electric utilities, gas utilities, multi-utilities and water utilities and (ii) independent power and renewable electricity producers. See “The Utilities Select Sector Index” in the accompanying index supplement.

This document relates only to the PLUS referenced hereby and does not relate to the underlying shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we priced the PLUS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received at maturity with respect to the PLUS and therefore the value of the PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the PLUS under the securities laws.  As a purchaser of the PLUS, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

NASDAQ-100 Index®. The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

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Information as of market close on November 19, 2020:

Basket Component Information as of November 19, 2020
	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52 Week High	52 Week Low
XLU Shares	XLU UP	$63.53	$62.82	(on 2/18/2020): $70.98	(on 3/23/2020): $44.93
NDX Index	NDX	11,985.43	8,338.74	(on 9/2/2020): 12,420.54	(on 3/20/2020): 6,994.29

The following graph is calculated based on an initial basket value of 100 on January 1, 2015 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the terms of the PLUS, nor does it attempt to show your expected return on an investment in the PLUS. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance January 1, 2015 to November 19, 2020

The following graphs set forth the daily closing values and closing prices, as applicable, of each of the basket components for the period from January 1, 2015 through November 19, 2020. The related tables set forth the published high and low closing values and closing prices, as applicable, as well as end-of-quarter closing values and closing prices, for each of the basket components for each quarter in the same period. The closing values and closing prices, as applicable, for each of the basket components on November 19, 2020 were: (i) in the case of the XLU Shares, $63.53, and (ii) in the case of NDX Index, 11,985.43. We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification. The historical values of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket closing value on the valuation date.

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Shares of the Utilities Select Sector SPDR® Fund Daily Closing Prices January 1, 2015 to November 19, 2020

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High ($)	Low ($)	Period End ($)
2015
First Quarter	49.41	43.11	44.43
Second Quarter	45.17	41.46	41.46
Third Quarter	45.87	40.96	43.29
Fourth Quarter	45.39	41.79	43.28
2016
First Quarter	49.62	43.03	49.62
Second Quarter	52.47	46.93	52.47
Third Quarter	52.98	48.46	48.99
Fourth Quarter	49.43	46.00	48.57
2017
First Quarter	51.89	48.04	51.31
Second Quarter	54.30	51.27	51.96
Third Quarter	55.83	51.42	53.05
Fourth Quarter	56.87	52.14	52.68
2018
First Quarter	52.68	47.56	50.53
Second Quarter	51.96	48.37	51.96
Third Quarter	54.77	51.36	52.65
Fourth Quarter	56.93	51.56	52.92
2019
First Quarter	58.96	52.00	58.17
Second Quarter	61.24	56.94	59.63
Third Quarter	64.93	59.29	64.74
Fourth Quarter	64.82	61.37	64.62
2020
First Quarter	70.98	44.93	55.41
Second Quarter	62.83	51.79	56.43

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Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High ($)	Low ($)	Period End ($)
Third Quarter	61.49	56.70	59.38
Fourth Quarter (through November 19, 2020)	66.76	59.98	63.53

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The PLUS are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the PLUS.

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NASDAQ-100 Index® Daily Index Closing Values January 1, 2015 to November 19, 2020

NASDAQ-100 Index®	High	Low	Period End
2015
First Quarter	4,483.05	4,089.65	4,333.69
Second Quarter	4,548.74	4,311.26	4,396.76
Third Quarter	4,679.68	4,016.32	4,181.06
Fourth Quarter	4,719.05	4,192.96	4,593.27
2016
First Quarter	4,593.27	3,947.80	4,483.66
Second Quarter	4,565.42	4,201.06	4,417.70
Third Quarter	4,891.36	4,410.75	4,875.70
Fourth Quarter	4,965.81	4,660.46	4,863.62
2017
First Quarter	5,439.74	4,863.62	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,979.30	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter (through November 19, 2020)	12,091.35	11,052.95	11,985.43

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“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

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Additional Terms of the PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index:	The Utilities Select Sector Index
Share underlying index publisher:	S&P Dow Jones Indices LLC, or any successor thereof
Underlying index publisher:	Nasdaq, Inc., or any successor thereof
Postponement of maturity date:	If the valuation date for any basket component is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following such valuation date as postponed.
Bull market or bear market PLUS:	Bull Market PLUS
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the PLUS to the trustee for delivery to the depositary, as holder of the PLUS, on the maturity date.

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Additional Information About the PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪  A U.S. Holder should not be required to recognize taxable income over the term of the PLUS prior to settlement, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the PLUS, including the leveraged upside payment and the fact that the PLUS are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities

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that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the PLUS.

Both U.S. and non-U.S. investors considering an investment in the PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the PLUS.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the PLUS by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the basket components or component stocks of the Utilities Select Sector Index and the NASDAQ-100 Index® listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the PLUS, including on the valuation date, by purchasing and selling the underlying shares, the stocks constituting the Utilities Select Sector Index and the NASDAQ-100 Index®, futures and/or options contracts on the basket components or component stocks of the Utilities Select Sector Index and the NASDAQ-100 Index® or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the values of the basket components, and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Benefit plan investor considerations:	Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a

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“Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the PLUS.

Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these PLUS will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The PLUS are contractual financial instruments. The financial exposure provided by the PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the PLUS. The PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the PLUS.

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Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of an Exchange-Traded Fund and an Index due November 24, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Each purchaser or holder of any PLUS acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the PLUS, (B) the purchaser or holder’s investment in the PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the PLUS;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the PLUS and (B) all hedging transactions in connection with our obligations under the PLUS;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of the PLUS should consult and rely on their own counsel and advisers as to whether an investment in the PLUS is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the PLUS by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the PLUS, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $32.50 for each PLUS they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the PLUS:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the PLUS offered by this pricing supplement have been executed and

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Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of an Exchange-Traded Fund and an Index due November 24, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision o the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.
Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL and/or Morgan Stanley will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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